Facebook Reports Third Quarter 2015 Results

MENLO PARK, Calif. – November 4, 2015 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the quarter ended September 30, 2015.

"We had a good quarter and got a lot done," said Mark Zuckerberg, Facebook founder and CEO. "We're focused on innovating and investing for the long term to serve our community and connect the entire world."

Third Quarter 2015 Financial Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except percentages and per share amounts	2015	2014	2015	2014
Revenue	$4,501	$3,203	$12,087	$8,615
Income from Operations
GAAP	$1,459	$1,397	$3,665	$3,861
Non-GAAP*	$2,410	$1,820	$6,478	$4,987
Operating Margin
GAAP	32%	44%	30%	45%
Non-GAAP*	54%	57%	54%	58%
Net Income
GAAP	$896	$806	$2,127	$2,239
Non-GAAP*	$1,628	$1,149	$4,253	$3,194
Diluted Earnings per Share (EPS)
GAAP	$0.31	$0.30	$0.75	$0.86
Non-GAAP*	$0.57	$0.43	$1.50	$1.22

* Non-GAAP financial measures exclude amortization of intangible assets, share-based compensation and related payroll tax expenses. Non-GAAP net income and EPS also exclude the income tax effects of these non-GAAP adjustments. See the table below titled "Reconciliation of Non-GAAP Results to Nearest GAAP Measures."

Third Quarter 2015 Operational Highlights

•	Daily active users (DAUs) – DAUs were 1.01 billion on average for September 2015, an increase of 17% year-over-year.

•	Mobile DAUs – Mobile DAUs were 894 million on average for September 2015, an increase of 27% year-over-year.

•	Monthly active users (MAUs) – MAUs were 1.55 billion as of September 30, 2015, an increase of 14% year-over-year.

•	Mobile MAUs – Mobile MAUs were 1.39 billion as of September 30, 2015, an increase of 23% year-over-year.

Third Quarter 2015 Financial Highlights

	GAAP		Year-over-Year % Change
	Three Months Ended September 30,
In millions, except percentages and per share amounts	2015	2014
Revenue:
Advertising(1)	$4,299	$2,957	45%
Payments and other fees	202	246	(18)%
Total revenue(2)	4,501	3,203	41%
Total costs and expenses	3,042	1,806	68%
Income from operations	$1,459	$1,397	4%
Operating margin	32%	44%
Provision for income taxes	536
Effective tax rate	37%
Net income	$896	$806	11%
Diluted EPS	$0.31	$0.30	3%
(1) Excluding the impact of year-over-year changes in foreign exchange rates, advertising revenue would have increased by 57%.
(2) Excluding the impact of year-over-year changes in foreign exchange rates, total revenue would have increased by 51%.

	NON-GAAP		Year-over-Year % Change
	Three Months Ended September 30,
In millions, except percentages and per share amounts	2015	2014
GAAP revenue	$4,501	$3,203	41%
Total costs and expenses	2,091	1,383	51%
Income from operations	$2,410	$1,820	32%
Operating margin	54%	57%
Effective tax rate	32%
Net income	$1,628	$1,149	42%
Diluted EPS	$0.57	$0.43	33%

Third Quarter 2015 Other Financial Highlights

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 78% of advertising revenue for the third quarter of 2015, up from 66% of advertising revenue in the third quarter of 2014.

•	Capital expenditures – Capital expenditures for the third quarter of 2015 were $780 million.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $15.83 billion at the end of the third quarter of 2015.

•	Free cash flow – Free cash flow for the third quarter of 2015 was $1.41 billion.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings release call can be accessed at investor.fb.com, along with the earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website and Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 50915228.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our ability to continue to successfully monetize our mobile products; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on July 31, 2015, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. In addition, please note that the date of this press release is November 4, 2015, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically amortization of intangible assets, share-based compensation expense, and payroll tax related to share-based compensation expense, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Amortization of intangible assets. We amortize intangible assets acquired in connection with acquisitions. We exclude these amortization expenses because we do not believe these expenses are reflective of ongoing operating results in the period. These amounts arise from our prior acquisitions and have no direct correlation to the operation of our business.

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of amortization of intangible assets, share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translated revenue for the three and nine months ended September 30, 2015 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$4,501	$3,203	$12,087	$8,615
Costs and expenses:
Cost of revenue	720	565	2,043	1,501
Research and development	1,271	608	3,502	1,555
Marketing and sales	706	374	1,953	1,055
General and administrative	345	259	924	643
Total costs and expenses	3,042	1,806	8,422	4,754
Income from operations	1,459	1,397	3,665	3,861
Interest and other income/(expense), net	(27)	(61)	(28)	(65)
Income before provision for income taxes	1,432	1,336	3,637	3,796
Provision for income taxes	536	530	1,510	1,557
Net income	$896	$806	$2,127	$2,239
Less: Net income attributable to participating securities	5	4	12	10
Net income attributable to Class A and Class B common stockholders	$891	$802	$2,115	$2,229
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.32	$0.31	$0.76	$0.87
Diluted	$0.31	$0.30	$0.75	$0.86
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,808	2,587	2,796	2,565
Diluted	2,863	2,644	2,848	2,616
Share-based compensation expense included in costs and expenses:
Cost of revenue	$21	$16	$59	$44
Research and development	598	243	1,767	643
Marketing and sales	82	53	236	146
General and administrative	56	41	161	108
Total share-based compensation expense	$757	$353	$2,223	$941
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$—	$1	$2	$3
Research and development	10	6	34	27
Marketing and sales	2	1	8	7
General and administrative	2	3	7	7
Total payroll tax expenses related to share-based compensation	$14	$11	$51	$44
Amortization of intangible assets included in costs and expenses:
Cost of revenue	$44	$26	$133	$42
Research and development	10	9	29	25
Marketing and sales	102	1	307	3
General and administrative	24	23	70	71
Total amortization of intangible assets	$180	$59	$539	$141

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$4,308	$4,315
Marketable securities	11,526	6,884
Accounts receivable, net of allowances for doubtful accounts of $55 and $39 as of September 30, 2015 and December 31, 2014, respectively	2,010	1,678
Prepaid expenses and other current assets	1,295	793
Total current assets	19,139	13,670
Property and equipment, net	5,335	3,967
Intangible assets, net	3,437	3,929
Goodwill	18,024	17,981
Other assets	534	637
Total assets	$46,469	$40,184

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$149	$176
Partners payable	241	202
Accrued expenses and other current liabilities	1,338	866
Deferred revenue and deposits	47	66
Current portion of capital lease obligations	17	114
Total current liabilities	1,792	1,424
Capital lease obligations, less current portion	109	119
Other liabilities	3,148	2,545
Total liabilities	5,049	4,088
Stockholders' equity
Common stock and additional paid-in capital	33,574	30,225
Accumulated other comprehensive loss	(380)	(228)
Retained earnings	8,226	6,099
Total stockholders' equity	41,420	36,096
Total liabilities and stockholders' equity	$46,469	$40,184

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$896	$806	$2,127	$2,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	486	289	1,402	810
Share-based compensation	757	353	2,214	941
Deferred income taxes	(383)	4	(672)	(30)
Tax benefit from share-based award activity	346	479	1,155	1,354
Excess tax benefit from share-based award activity	(346)	(482)	(1,155)	(1,365)
Other	6	(3)	13	(26)
Changes in assets and liabilities:
Accounts receivable	(207)	(182)	(405)	(264)
Prepaid expenses and other current assets	(55)	(55)	(145)	(45)
Other assets	29	(176)	4	(158)
Accounts payable	(9)	(57)	7	12
Partners payable	59	(17)	40	(22)
Accrued expenses and other current liabilities	50	123	291	198
Deferred revenue and deposits	(1)	(12)	(18)	3
Other liabilities	564	178	914	227
Net cash provided by operating activities	2,192	1,248	5,772	3,874
Cash flows from investing activities
Purchases of property and equipment	(780)	(482)	(1,831)	(1,314)
Purchases of marketable securities	(4,773)	(1,733)	(10,333)	(6,215)
Sales of marketable securities	1,399	5,423	4,125	7,391
Maturities of marketable securities	848	636	1,563	1,710
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(27)	(735)	(309)	(754)
Change in restricted cash and deposits	33	(111)	77	(113)
Other investing activities, net	—	(1)	—	(2)
Net cash (used in) provided by investing activities	(3,300)	2,997	(6,708)	703
Cash flows from financing activities
Taxes paid related to net share settlement	(8)	—	(20)	(3)
Proceeds from exercise of stock options	—	5	—	7
Principal payments on capital lease obligations	(23)	(49)	(107)	(199)
Excess tax benefit from share-based award activity	346	482	1,155	1,365
Net cash provided by financing activities	315	438	1,028	1,170
Effect of exchange rate changes on cash and cash equivalents	(22)	(68)	(99)	(71)
Net (decrease) increase in cash and cash equivalents	(815)	4,615	(7)	5,676
Cash and cash equivalents at beginning of period	5,123	4,384	4,315	3,323
Cash and cash equivalents at end of period	$4,308	$8,999	$4,308	$8,999

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Supplemental cash flow data
Cash paid during the period for:
Interest	$3	$3	$8	$11
Income taxes, net	$40	$42	$199	$101
Non-cash investing and financing activities:
Net change in accounts payable, accrued expenses and other current liabilities, and other liabilities related to property and equipment additions	$(87)	$20	$107	$38
Fair value of shares issued related to acquisitions of businesses	$—	$1,368	$—	$1,368
Promissory note payable issued in connection with an acquisition	$—	$—	$198	$—

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP revenue	$4,501	$3,203	$12,087	$8,615
Foreign exchange effect on 2015 revenue using 2014 rates	342		863
Revenue excluding foreign exchange effect	$4,843		$12,950
GAAP revenue year-over-year change %	41%		40%
Revenue excluding foreign exchange effect year-over-year change %	51%		50%
GAAP advertising revenue	$4,299	$2,957	$11,442	$7,898
Foreign exchange effect on 2015 advertising revenue using 2014 rates	342		863
Advertising revenue excluding foreign exchange effect	$4,641		$12,305
GAAP advertising revenue year-over-year change %	45%		45%
Advertising revenue excluding foreign exchange effect year-over-year change %	57%		56%
GAAP costs and expenses	$3,042	$1,806	$8,422	$4,754
Share-based compensation expense	(757)	(353)	(2,223)	(941)
Payroll tax expenses related to share-based compensation	(14)	(11)	(51)	(44)
Amortization of intangible assets	(180)	(59)	(539)	(141)
Non-GAAP costs and expenses	$2,091	$1,383	$5,609	$3,628
GAAP income from operations	$1,459	$1,397	$3,665	$3,861
Share-based compensation expense	757	353	2,223	941
Payroll tax expenses related to share-based compensation	14	11	51	44
Amortization of intangible assets	180	59	539	141
Non-GAAP income from operations	$2,410	$1,820	$6,478	$4,987
GAAP net income	$896	$806	$2,127	$2,239
Share-based compensation expense	757	353	2,223	941
Payroll tax expenses related to share-based compensation	14	11	51	44
Amortization of intangible assets	180	59	539	141
Income tax adjustments	(219)	(80)	(687)	(171)
Non-GAAP net income	$1,628	$1,149	$4,253	$3,194
GAAP and Non-GAAP diluted shares	2,863	2,644	2,848	2,616
GAAP diluted earnings per share	$0.31	$0.30	$0.75	$0.86
Net income attributable to participating securities	—	—	—	(0.01)
Non-GAAP adjustments to net income	0.26	0.13	0.75	0.37
Non-GAAP diluted earnings per share	$0.57	$0.43	$1.50	$1.22
GAAP operating margin	32%	44%	30%	45%
Share-based compensation expense	17%	11%	18%	11%
Payroll tax expenses related to share-based compensation	—%	—%	—%	1%
Amortization of intangible assets	4%	2%	4%	2%
Non-GAAP operating margin	54%	57%	54%	58%
GAAP income before provision for income taxes	$1,432	$1,336	$3,637	$3,796
GAAP provision for income taxes	536	530	1,510	1,557
GAAP effective tax rate	37%	40%	42%	41%
GAAP income before provision for income taxes	$1,432	$1,336	$3,637	$3,796

Share-based compensation and related payroll tax expenses	771	364	2,274	985
Amortization of intangible assets	180	59	539	141
Non-GAAP income before provision for income taxes	$2,383	$1,759	$6,450	$4,922
Non-GAAP provision for income taxes	755	610	2,197	1,728
Non-GAAP effective tax rate	32%	35%	34%	35%
Net cash provided by operating activities	$2,192	$1,248	$5,772	$3,874
Purchases of property and equipment	(780)	(482)	(1,831)	(1,314)
Free cash flow	$1,412	$766	$3,941	$2,560